Exhibit 4(b)

AMENDING AGREEMENT

(Syndicated Term Credit Facility)

THIS AGREEMENT is made as of September 23, 2003

BETWEEN:

POTASH CORPORATION OF SASKATCHEWAN INC.,
a corporation subsisting under the laws of Canada
(hereinafter referred to as the “Borrower”),

OF THE FIRST PART,

-and -

THE FINANCIAL INSTITUTIONS SET FORTH ON SCHEDULE A
HERETO AND ON THE SIGNATURE PAGES
HEREOF UNDER THE HEADING “LENDERS:”
(hereinafter referred to collectively as the “Lenders” and
individually as a “Lender”),

OF THE SECOND PART,

-and -

THE BANK OF NOVA SCOTIA,
a Canadian chartered bank, as agent of the Lenders
(hereinafter referred to as the “Agent”),

OF THE THIRD PART.

      WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as hereinafter set forth;

      NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.   Interpretation

1.1. In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this agreement, as amended, modified, supplemented or restated from time to time.

“Credit Agreement” means the term credit agreement made as of September 25, 2001 between Borrower, the Lenders listed in Schedule A thereto and such other financial institutions as become party thereto as lenders, and the Agent.

1.2. Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2.   Amendments and Supplements

2.1. Amendments to Applicable Margin. Section 1.01 of the Credit Agreement is hereby amended by deleting the existing definition of “Applicable Margin” in its entirety and substituting the following therefor:

“Applicable Margin” means, at any time, the applicable rate per annum set forth in the table below for the applicable S & P rating and the applicable Utilization Rate:

S & P’s Corporate
Credit or Unsecured	Utilization Rate
Debt Rating of
Borrower	< 1/3	≥ 1/3 and< 2/3	≥ 2/3

A- or above	0.50% per annum	0.575% per annum	0.65% per annum

BBB+	0.65% per annum	0.725% per annum	0.80% per annum

BBB	0.85% per annum	0.925% per annum	1.00% per annum

BBB-	1.10% per annum	1.175% per annum	1.25% per annum

BB+ or below or unrated	1.60% per annum	1.675% per annum	1.75% per annum

2.2. Amendments to Standby Fee Rate. Section 1.01 of the Credit Agreement is hereby amended by deleting the existing definition of “Standby Fee Rate” in its entirety and substituting the following therefor:

“Standby Fee Rate” means, at any time, the applicable rate per annum set forth in the table below opposite the applicable S & P rating:

S & P’s Corporate Credit or
Unsecured Debt Rating of
Borrower	Standby Fee Rate

A- or above	0.10% per annum

BBB+	0.125% per annum

BBB	0.15% per annum

BBB-	0.20% per annum

BB+ or below or unrated	0.30% per annum

2.3. Increase of Credit Facility. Section 2.01 of the Credit Agreement is hereby amended to delete the amount “U.S.$650,000,000” on third line thereof and to substitute therefor “U.S.$750,000,000”; for certainty, the parties hereto confirm and agree that the amount of the Credit Facility shall be and is hereby increased from U.S.$650,000,000 to U.S.$750,000,000.

2.4. Addition of New Lenders.

(a)	Addition of New Lenders. The parties hereto confirm and agree that, from and after the date hereof, each of BNP Paribas (Canada), HSBC Bank Canada, Rabobank Nederland, Canadian Branch and Société Générale (Canada) (collectively, the “New Lenders” and, individually, a “New Lender”) shall be a Lender for all purposes of the Credit Agreement and other Loan Documents having the Individual Commitment set forth opposite its name on Schedule A hereto and all references herein or therein to “Lenders” or “a Lender” shall be deemed to include each of the New Lenders.

(b)	Novation of New Lenders. Each of the New Lenders hereby agrees that it will be bound by the Credit Agreement and the other Loan Documents as a Lender to the extent of its Individual Commitment as fully as if it had been an original party to the Credit Agreement.

(c)	Notices. The parties hereto hereby confirm and agree that, from and after the date hereof, any demand, notice or communication to be given to a New Lender, as a Lender, in accordance with the provisions of the Credit Agreement shall be made or given to such New Lender at the address set out in Schedule A to the Credit Agreement, as amended hereby.

(d)	The Agent. Without in any way limiting the other provisions hereof, each New Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the provisions of the Credit Agreement.

(e)	Independent Credit Decision. Each New Lender acknowledges to the Agent that such New Lender has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries, all of the matters and transactions contemplated herein and in the Credit Agreement and other Loan Documents and all other matters incidental to the Credit Agreement and the other Loan Documents. Each New Lender confirms with the Agent that it does not rely, and it will not hereafter rely, on the Agent:

(i)	to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower, its Subsidiaries or any other person under or in connection with the Credit Agreement and other Loan Documents or the transactions therein contemplated (whether or not such information has been or is hereafter distributed to it by the Agent); or

(ii)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and its Subsidiaries.

Each New Lender acknowledges to the Agent that a copy of the Credit Agreement (including a copy of the Schedules annexed thereto) has been made available to it for review and further acknowledges and agrees that it has received copies of such other Loan Documents and such other information that it has requested for the purposes of its investigation and analysis of all matters related to this Agreement, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby. Each New Lender acknowledges to the Agent that it is satisfied with the form and substance of the Credit Agreement (as amended and supplemented hereby) and the other Loan Documents.

2.5. New Schedule A; Revised Commitments. Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto, inter alia, to reflect changes in the Individual Commitments of Lenders and the addition of the New Lenders.

2.6. Extension of Conversion Date. The Conversion Date is hereby extended to September 21, 2004 pursuant to Section 1.13 of the Credit Agreement with respect to each Lender.

2.7. Addition of Affirmative Covenant. Section 11.01 of the Credit Agreement is hereby amended to add the following new covenant as Section 11.01(n):

“(n)	Ranking of Obligations. The Borrower shall at all times ensure that the Obligations and the obligations of the Guarantor under the Guarantee rank at least pari passu in right of payment with the most senior unsecured, unsubordinated Debt thereof.”

3.   Representations and Warranties

      The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

(a)	Capacity, Power and Authority

(i)	It is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

(ii)	It has the requisite corporate capacity, power and authority to execute and deliver this Agreement.

(b)	Authorization; Enforceability

It has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

(c)	Compliance with Other Instruments

The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of its articles, by-laws or other constating documents or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower or any of its Subsidiaries is a party or is otherwise bound or by which any of them benefits or to which any of their property is subject and do not require the consent or approval of any Official Body or any other party.

      The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Accommodation, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or Lenders’ counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.

4.   Conditions Precedent

      The amendments and supplements to the Credit Agreement contained herein shall be effective upon, and shall be subject to, the satisfaction of the following conditions precedent:

(a)	the Borrower shall have paid to the Agent, for each Lender, a fee in United States dollars equal to 0.05% of the Individual Commitment of each Lender;

(b)	the Guarantor shall have executed and delivered to the Agent on behalf of the Lenders a confirmation with respect to its Guarantee in the form attached hereto;

(c)	the Borrower and the Guarantor shall have each delivered to the Agent (i) a current certificate of status or good standing, as the case may be, in respect of its respective jurisdiction of incorporation, (ii) certified copies (dated on or after the date hereof) of its articles, by-laws and other constating documents and of its resolutions authorizing the execution and delivery of the Loan Documents to which it is a party, including, without limitation, this Agreement or the aforementioned confirmation, as the case may be, and (iii) a certificate of incumbency of the officers of the Borrower and the Guarantor executing the same; and

(d)	the Agent and the Lenders shall have received legal opinions from internal or external counsel to each of the Borrower and the Guarantor respecting this Agreement, the confirmation of the Guarantee and the transactions contemplated hereby, each such opinion to be in form and substance satisfactory to the Agent and Lenders’ counsel (acting reasonably).

The foregoing conditions precedent are inserted for the sole benefit of the Lenders and the Agent and may be waived in writing by the Lenders, in whole or in part (with or without terms and conditions).

5.   Confirmation of Credit Agreement and other Loan Documents

      The Credit Agreement and the other Loan Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Loan Documents to which the Borrower is a party is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements being effective from and as of the date hereof upon satisfaction of the conditions precedent set forth in Section 4 hereof.

6.   Further Assurances

      The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

7.   Enurement

      This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

8.   Counterparts

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Such executed counterparts may be delivered by facsimile transmission and, when so delivered, shall constitute a binding agreement of the parties hereto.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement.

POTASH CORPORATION OF
SASKATCHEWAN INC.

By:	/s/ WAYNE BROWNLEE

Name: Wayne Brownlee

Title:	Sr. V.P., Treasurer & CFO

By:	/s/ BETTY-ANN HEGGIE

Name: Betty-Ann Heggie

Title:	Sr. V.P., Corporate Relations

LENDERS:

THE BANK OF NOVA SCOTIA

By:	/s/ JEFF CEBRYK

Name: Jeff Cebryk

Title:	Director

By	/s/ ROBERT WASYLYNIUK

Name: Robert Wasylyniuk

Title:	Associate

ROYAL BANK OF CANADA

By:	/s/ PASCAL MUZARD

Name: Pascal Muzard

Title:	Attorney-in-fact

By:

Name:
Title:

CREDIT SUISSE FIRST BOSTON,
TORONTO BRANCH

By:	/s/ ALAIN DAOUST

Name: Alain Daoust

Title:	Director

By:	/s/ PETER CHAUVIN

Name: Peter Chauvin

Title:	Vice President

BANK OF AMERICA, N.A., CANADA BRANCH

By:	/s/ NELSON LAM

Name: Nelson Lam

Title:	Vice President

By:

Name:
Title:

COMERICA BANK, CANADA BRANCH

By:	/s/ MARC J. DROUIN

Name: Marc J. Drouin

Title:	Assistant Vice President

By:

Name:
Title:

EXPORT DEVELOPMENT CANADA

By:	/s/ DAN O’BLENIS

Name: Dan O’Blenis

Title:	Loan Asset Manager

By:	/s/ VITO DI TURI

Name: Vito Di Turi

Title:	Loan Portfolio Manager

BANK OF MONTREAL

By:	/s/ R. WRIGHT

Name: R. Wright

Title:	Vice President

By:

Name:
Title:

BANK OF TOKYO-MITSUBISHI (CANADA)

By:	/s/ DAVIS J. STEWART

Name: Davis J. Stewart

Title:	Vice President

By:

Name:
Title:

BNP PARIBAS (CANADA)

By:	/s/ CHARLES RITCHIE

Name: Charles Ritchie

Title:	Vice President Energy & Project Finance

By:	/s/ ANDREW SCLATER

Name: Andrew Sclater

Title:	Assistant Vice President, Corporate Banking

HSBC BANK CANADA

By:	/s/ NIGEL RICHARDSON

Name: Nigel Richardson

Title:	Head of Corporate & Institutional Banking Western Region

By:	/s/ DAVE EYOLFSON

Name: Dave Eyolfson

Title:	Manager Commercial Banking

RABOBANK NEDERLAND,
CANADIAN BRANCH

By:	/s/ GOVERT VERSTRALEN

Name: Govert Verstralen

Title:	General Manager Principal Officer

By:	/s/ ANDREW CHEWPA

Name: Andrew Chewpa

Title:	VP — Relationship Manager

SOCIÉTÉ GÉNÉRALE (CANADA)

By:	/s/ M. SCHACTER

Name: M. Schacter

Title:	Managing Director

By:	/s/ G. BENAY

Name: G. Benay

Title:	Director

AGENT:

THE BANK OF NOVA SCOTIA, in its capacity as Agent

By:	/s/ JEFF CEBRYK

Name: Jeff Cebryk

Title:	Director

Schedule A

Individual Commitments

Name and Address of Lender		Individual Commitment

The Bank of Nova Scotia		U.S.$130,000,000
Corporate Banking Suite 2000, 700 – 2nd Street S.W. Calgary, Alberta T2P 2N7

Attention:	Director
Facsimile:	(403) 221-6497

Royal Bank of Canada		U.S.$125,000,000
5th Floor, South Tower Royal Bank Plaza Toronto, Ontario M5J 2W7

Attention:	Allan Fordyce
Facsimile:	(416) 842-5320

Credit Suisse First Boston, Toronto Branch		U.S.$100,000,000
1 First Canadian Place, Suite 3000 P.O. Box 301 Toronto, Ontario M5X 1C9

Attention:	Alain Daoust
Facsimile:	(416) 352-4576

Bank of America, N.A., Canada Branch		U.S.$60,000,000
Consumer Products Group — Portfolio Management 231 S. La Salle Street IL 231-10-06 Chicago, Illinois 60697

Attention:	Monique Ruiz
Facsimile:	(312) 987-5614

Comerica Bank, Canada Branch		U.S.$35,000,000
Suite 2210, Royal Bank Plaza, South Tower 200 Bay Street P.O. Box 61 Toronto, Ontario M5J 2J2

Attention:	Marc J. Drouin
Facsimile:	(416) 367-2460

i

Name and Address of Lender		Individual Commitment

Export Development Canada		U.S.$50,000,000
151 O’Connor Street Ottawa, Ontario K1A 1K3

Attention:	Paul Hemsing
Facsimile:	(613) 598-3167

Bank of Montreal		U.S.$50,000,000
4th Floor 1 First Canadian Place P.O. Box 150 Toronto, Ontario M5X 1H3

Attention:	Robert Wright
Facsimile:	(416) 359-7796

Bank of Tokyo-Mitsubishi (Canada)		U.S.$25,000,000
Vancouver Office 950 – 666 Burrard Street Vancouver, British Columbia V6C 3L1

Attention:	Davis J. Stewart, Vice President Corporate Banking Group
Facsimile:	(604) 691-7311

BNP Paribas (Canada)		U.S.$25,000,000
77 King Street West Suite 4100, Royal Trust Tower Toronto, Ontario M5K 1N8

Attention:	Charles Ritchie, Vice President
Facsimile:	(416) 947-3538

HSBC Bank Canada		U.S.$50,000,000
2210, 777 – 8th Avenue S.W. Calgary, Alberta T2P 3R5

Attention:	Nigel Richardson Head of Corporate & Institutional Banking, Western Region
Facsimile:	(403) 215-4433

ii

Name and Address of Lender		Individual Commitment

Rabobank Nederland, Canadian Branch		U.S.$50,000,000
77 King Street West, Suite 4520 Royal Trust Tower, TD Centre P.O. Box 57 Toronto, Ontario M5K 1E7

Attention:	Andrew Chewpa, Vice President and Relationship Manager
Facsimile:	(416) 941-9750

Société Générale (Canada)		U.S.$50,000,000
100 Yonge Street Scotia Plaza, Suite 1002 Toronto, Ontario M5C 2W1

Attention:	Marla Schacter, Managing Director
Facsimile:	(416) 364-1879

iii

CONFIRMATION OF GUARANTEE

TO:	The Lenders

AND TO:	The Bank of Nova Scotia, as agent of the Lenders (the “Agent”)
     WHEREAS Potash Corporation of Saskatchewan Inc. (“PCS”) entered into the term credit agreement (the “Credit Agreement”) made as of September 25, 2001 between PCS, the financial institutions party thereto, as Lenders, and the Agent;
     AND WHEREAS the undersigned guaranteed all of the Obligations of PCS to the Agent and the Lenders pursuant to the guarantee agreement made as of September 25, 2001 by the undersigned in favour of the Agent and the Lenders (the “Guarantee”);
     AND WHEREAS, pursuant to an Amending Agreement (the “Amending Agreement”) made as of even date herewith, PCS, the Lenders and the Agent have agreed to amend and supplement the Credit Agreement as set out therein;
     AND WHEREAS the undersigned has been provided with a true, correct and complete copy of the Amending Agreement;
     AND WHEREAS the undersigned wishes to confirm to the Agent and the Lenders that the Guarantee continues to apply to the Obligations of PCS.
     IN CONSIDERATION of the sum of U.S. $10.00 now paid by the Agent and the Lenders to the undersigned and other good and valuable consideration (the receipt and sufficiency of which are hereby conclusively acknowledged), the undersigned hereby confirms and agrees that the Guarantee is and shall remain in full force and effect in all respects notwithstanding the Amending Agreement and the amendments and supplements therein contained and shall continue to exist and apply to all of the Obligations. This Confirmation is in addition to and shall not limit, derogate from or otherwise affect the provisions of the Guarantee including, without limitation, Article 2 of the Guarantee.
     Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Guarantee.
     DATED as of September 23, 2003.

PCS NITROGEN, INC.
By:
Name:
Title:

By:
Name:
Title: